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                                                            Exhibit 10.23

                              EMPLOYMENT AGREEMENT

    BETWEEN: ATHENA MEDICAL CORPORATION, a Nevada corporation ("Company");

    AND:     SARAH P. VANDYCK ("Employee")

    DATED:   May 28, 1996.

RECITAL:

    The Company (dba A-FEM Medical Corporation) is engaged in the business of developing and marketing feminine hygiene products and diagnostics world-wide. The Company desires to employ and retain the unique experience, abilities and services of Employee as its Director of International Sales and Marketing.

AGREEMENT:

    In consideration of the foregoing Recital and the terms, conditions and covenants set forth below, the parties agree as follows:

1. EMPLOYMENT

    1 Term. The Company agrees to employ Employee as its Director of International Sales and Marketing for a term commencing on May 28, 1996, and continuing until termination in accordance with Section 5.

    2 Duties. Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and agrees to devote Employee's full time and attention to the performance of Employee's duties under this Agreement. Employee's general duties shall consist of developing and implementing product export strategies and structures and supervision of the Company's international sales and distribution efforts. Employee shall perform such specific duties and shall exercise such specific authority as may be assigned to Employee from time to time by the president of the Company. In performing such duties, Employee shall be subject to the direction and control of the president of the Company. Employee further agrees that in all aspects of such employment, Employee shall comply with the policies, standards, rules and regulations of the Company from time to time established, and shall perform Employee's duties faithfully, intelligently, to the best of Employee's ability and in the best interest of the Company.

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    The devotion of reasonable periods of time by Employee for personal purposes, outside non-competitive business activities or charitable activities shall not be deemed a breach of this Agreement, provided that such purposes or activities do not materially interfere with the services required to be rendered to or on behalf of the Company.

2. COVENANT NOT TO COMPETE; CONFIDENTIALITY

    1 Noncompetition. During the term of this Agreement and for a period of one year after termination of employment for any reason with the Company, Employee shall not, anywhere in the world, directly or indirectly: (1) own (as a proprietor, partner, member, stockholder, trustee or otherwise) an interest in;
(2) participate (as an officer, director, manager, or in any other capacity) in the management, operation or control of; or (3) perform services as or act in the capacity of an employee, independent contractor, consultant or agent of any person engaged, directly or indirectly, in the business of the sale or distribution of interlabial pads (i.e., the Company's Fresh 'N
Fit-Registered Trademark- Padette or any competing product of any other person or entity) except with the prior written consent of the Company in each instance.

   2 Confidentiality. Employee acknowledges and agrees that all product and equipment specifications, manufacturing methods, lists of the Company's customers and suppliers, product planning information, and other Company data related to its business ("Confidential Information") are valuable assets of the Company. Except for disclosures reasonably made to advance the business of the Company and information which is a matter of public record, Employee shall not, during the term of this Agreement or after termination of employment with the Company for any reason, disclose any Confidential Information to any person or use any Confidential Information (regardless of whether same is considered proprietary or a trade secret) for the benefit of Employee or any other person, except with the prior written consent of the Company in each instance.

   3 Return of Documents and Property. Employee acknowledges and agrees that all originals and all copies of records, reports, files, correspondence, lists, plans, drawings, memoranda, notes, sketches, summaries, schedules, codes, tapes and other documentation and property related to the business of the Company or containing any Confidential Information are and shall be the sole and exclusive property of the Company, and shall be returned to the Company upon termination of Employee's employment with the Company or upon the written request of the Company at any time.

  4 Related Company Policies. Employee further agrees to comply with all policies, rules and regulations adopted by the Company from time to time with respect to insider trading and other duties applicable to the employees of a publicly-traded corporation. Employee also agrees to sign a separate confidentiality agreement applicable to all employees. The terms of such separate agreement will control over any conflicting term in this Agreement.

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  5 Injunction. Employee agrees that it would be difficult to measure damage to the Company from any breach by Employee of Section 2.1, 2.2, 2.3 or 2.4 and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee shall breach Section 2.1, 2.2,
2.3 or 2.4, the Company shall be entitled, in addition to any and all other remedies it may have at law or in equity, to an injunction or other appropriate order to restrain any such breach, without showing or proving any actual damage sustained by the Company, and without posting bond or other undertaking.

   6 No Release. Employee agrees that termination of employment with the Company or expiration of the term of this Agreement shall not release Employee from any of Employee's obligations under Section 2.1, 2.2,
2.3 or 2.4.

3. COMPENSATION

   1 Base Compensation; Bonus Compensation. In consideration of all services to be rendered by Employee to the Company, the Company shall pay to Employee base compensation of $95,000.00 per year, payable in equal monthly installments of $7,916.66 each on the same dates as other management personnel are paid. As further compensation, the Company may pay to Employee such bonus or bonuses as may from time to time be awarded to Employee by the board of directors of the Company, payable at such times and in such amounts as the board of directors may determine in its sole discretion. However, this Agreement shall not be construed to require the board of directors of the Company to award or pay any bonus to Employee.

   2 Withholding. Base compensation and any bonus compensation shall be subject to the customary withholding of income taxes and to other employment taxes required with respect to compensation paid by an employer to an employee.

   3 Other Benefits. Base compensation and bonus compensation paid to Employee shall be in addition to any contribution made by the Company for the benefit of Employee to any qualified profit-sharing or retirement plan maintained by the Company for the exclusive benefit of its employees. The Company shall provide to Employee and Employee's spouse and dependents the same coverage and participation that the Company may provide to other management personnel with respect to accident and health insurance, life insurance and other employment benefits, upon Employee meeting the respective eligibility conditions of each such benefit.

   4 Incentive Stock Option. Subject to approval by the Company's
Board of Directors, Employee may be awarded an option to purchase up to 100,000 shares of the Company's common stock, exercisable at the approximate publicly-traded price of such stock on the date of award. The option will not be exercisable until after at least 90 days' continuous employment, and thereafter according to a vesting schedule and performance standards agreed upon by the parties. Termination of employment for any reason or no reason will automatically terminate the right to exercise the option as to any shares not then

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vested. The option will also be subject to other terms and conditions, including restrictions on transfer of the option and the shares, required by the Company on all employee options.

    5 Income From Employee's Efforts. All income generated by Employee for Employee's services to the Company, and all activities related to such services, shall belong to the Company, whether paid directly to the Company or to Employee. Employee agrees to, upon request by the Company from time to time, render a detailed accounting of all transactions during the course of Employee's employment.

4. EXPENSES

    Employee shall be entitled to reimbursement from the Company for reasonable expenses necessarily incurred by Employee in the performance of Employee's duties under this Agreement, upon presentation of vouchers detailing the amount, date and business purpose of each such expense. All expenses in excess of $100.00 must be approved in advance by an officer of the Company, and all travel and related expenses and reimbursements will be governed by the travel policies and procedures adopted by the Company.

5. TERMINATION

    1 Termination by Prior Notice or Agreement. The employment of Employee by the Company may be terminated by either the Company or Employee upon the giving of 20 days' prior written notice to the other party. This Agreement may be terminated at any earlier time upon the mutual written agreement of the Company and Employee.

    2 Immediate Termination. The employment of Employee by the Company may be terminated immediately in the sole discretion of the board of directors or the president of the Company upon the occurrence of any one of the following events:

               1. If Employee shall willfully and continuously fail or refuse to comply with any of the policies, standards, rules and regulations of the Company from time to time established.

               2. If Employee shall be guilty of fraud, dishonesty or any other act of misconduct in the performance of Employee's duties on behalf of the Company.

               3. If Employee shall fail or refuse to perform any provision of this Agreement to be performed by Employee.

               4. Upon the sale, transfer or other disposition of all or substantially all the assets of the Company, the distribution of the Company's assets to its stockholders in liquidation, or the discontinuance of the Company's conduct of the business described in the Recital.

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               5. If Employee shall suffer a permanent disability. For
purposes of this Agreement, "permanent disability" shall be defined in accordance with the terms of any disability income policy insuring Employee which may be purchased by the Company, as determined by the company issuing such policy. But if such a policy is not in force, "permanent disability" shall be defined as Employee's inability due to physical or mental illness, or other cause, to perform the majority of Employee's usual duties for a period of three months or more, as determined by a physician licensed to practice medicine in Oregon and chosen by the Company.

               3 Death. In the event Employee dies during the term of this Agreement, this Agreement shall automatically terminate, and the Company shall pay to Employee's estate the compensation which would be otherwise payable to Employee through the last day of the month in which Employee's death occurs.

               4 Proration of Base Compensation. Except as otherwise provided in Section 5.3, upon termination of employment, the base compensation payable to Employee pursuant to Section 3.1 shall be prorated to the date of such termination and shall be payable on the first day of the month following such termination date.

               5 At-Will Employment. The employment by Employee by the Company is "at-will". Employee may terminate employment at any time, for any reason or for no reason. Correspondingly, the Company may terminate Employee's employment at any time, for any reason or for no reason. In addition, the existence of any fund or commitment by or for the benefit of the Company (represented by an escrowed account or otherwise) respecting Employee's salary shall not be construed as creating an express or implied agreement to employ Employee for any specific period of time. The Company's obligation to pay Employee for her services under this Agreement is an unfunded one payable out of the Company's general funds, and expires upon termination of this Agreement as set forth in this Section 5.

6. VACATION; SICK LEAVE

    Subject to the approval of time by the president of the Company, Employee shall be entitled to 30 working days per calendar year (prorated for a short year) of combined vacation/sick days. Accrual of same and other permitted leaves shall be as provided in the Company's employee manual.

7. REPRESENTATIONS OF EMPLOYEE

    Employee represents and warrants to the Company that there is no employment contract or any other contractual obligation to which Employee is subject which prevents Employee from entering into this Agreement or from performing fully Employee's duties under this Agreement.

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8. RELATIONSHIP OF PARTIES

    The relationship between Employee and the Company is that of employee and employer. Employee shall have no authority to enter into any contracts or agreements binding upon the Company, except as shall be specifically authorized by the board of directors or the president of the Company. Employee shall have no interest in the Company's tangible or intangible assets or in the stock of the Company except as may be provided by other written documents executed by the Company.

9. WORK MADE FOR HIRE

    All techniques, processes, products, manuals, documents, materials, ideas and Confidential Information developed by Employee while employed by the Company shall be considered work made for hire and shall, unless specifically otherwise agreed upon in writing by the Company prior to such development, become the sole and exclusive property of the Company.

10. MISCELLANEOUS

    1 Notices. Any notice or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered to a party or 24 hours after deposit in the United States Mail, first class postage prepaid by both first class and certified mail, return receipt requested, or 24 hours after delivery to a recognized national overnight carrier, with overnight shipping charges paid, and addressed to such party as follows:

             If to Employee:                   Sarah P. Van Dyck
                                               636 NW Albemarle Terrace
                                               Portland, OR 97210

             If to the Company:                Athena Medical Corporation
                                               10180 SW Nimbus Avenue, Suite J-5
                                               Portland, OR 97223
                                               Attn: President

or such other address as a party may specify by a notice in writing, given in the same manner.

     2    Attorneys' Fees. If any action or other proceeding shall be instituted relating to any term or condition of this Agreement or relating to any of the rights, duties or obligations arising under it (including without limitation a proceeding for injunction as provided by Section 2.4), the prevailing party shall be entitled to recover from the other party, and the other party agrees to pay to the prevailing party, whether or not the matter proceeds to final judgment or decree, in addition to costs and disbursements allowed by law, such sum as the trial and each appellate court may adjudge reasonable as attorneys' fees in such action or other proceeding, and in any appeal of it.

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     3   Waiver of Breach. The waiver by either party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other term or provision by either party.

     4   Time of the Essence; Days. Time is of the essence of this Agreement in all particulars. The term "days" means calendar days.

     5 Modification. This Agreement may not be amended or modified except by written agreement executed by the parties.

     6 Captions. The captions heading the sections and subsections of this Agreement are inserted for convenience of reference only, and are not to be used to define, limit, construe or describe the scope or intent of any term, provision or section of this Agreement.

    7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

    8 Integration. THIS AGREEMENT CONTAINS THE FINAL AND CONCLUSIVE AGREEMENT AND UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF IT, AND SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, ORAL OR WRITTEN. EXCEPT AS SET FORTH IN THIS AGREEMENT, THERE ARE NO PROMISES, REPRESENTATIONS, AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

    EXECUTED as of the date first set forth above.

                                                   Athena Medical Corporation

       _________________________                  By __________________________
       Sarah P. Van Dyck                             Its President

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